UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 1, 2019

cbdMD, INC.
(Exact name of registrant as specified in its charter)

North Carolina	001-38299	47-3414576
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4521 Sharon Road, Suite 450, Charlotte, NC 28211
(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code: (704) 362-6286 not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
common	YCBD	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 1, 2019, the Board of Directors of cbdMD, Inc. appointed Mr. R. Scott Coffman as co-Chief Executive Officer of our company and Ms. Caryn Dunayer as President. Mr. Martin A. Sumichrast, who has served as our Chief Executive Officer and Chairman of the Board of Directors, will continue in his leadership role with our company, serving as co-Chief Executive Officer with Mr. Coffman in addition to his position as Chairman of the Board of Directors.

Mr. Coffman, who is also a member of our Board of Directors, was a founder and Chief Executive Officer of Cure Based Development LLC prior to the mergers between our company and that entity in December 2018. Mr. Coffman has served as Chief Executive Officer of CBD Industries LLC, a wholly owned subsidiary of our company, since the closing of the mergers. Ms. Dunayer, previously was President of Cure Based Development LLC and has served as President of CBD Industries LLC since December 2018.

Biographical information for Mr. Coffman appears in our definitive Proxy Statement on Schedule 14A as filed with the Securities and Exchange Commission on March 21, 2019. Biographical information for Ms. Dunayer is as follows:

Ms. Dunayer, 35, has been the President of Cure Based Development (now CBD Industries) since 2017. Prior to venturing into the CBD space, she gained over 15 years of experience in the sales, marketing, advertising, and digital industries. After receiving her degree, Ms. Dunayer began her professional career at Hewlett Packard. She became proficient in IT, including various hardware and software solutions. In 2005, Ms. Dunayer transitioned into the marketing and advertising fields working for a New York Times company, the Star News. In 2011, Ms. Dunayer joined Hearst Corporation as a Digital Marketing and Major Accounts Executive. In 2013, she co-founded American Ecig Supply where she managed the entire sales force, marketing, and advertising aspects while helping build the business.

Mr. Coffman and Ms. Dunayer will continue their offices and responsibilities with CBD Industries LLC and will be compensated in accordance with the terms of the Executive Employment Agreements with each of them entered into on December 20, 2018, copies of which are filed as Exhibits 10.4 and 10.5, respectively, to the Current Report on Form 8-K as filed with the Securities and Exchange Commission on December 20, 2018.

Item 7.01 Regulation FD Disclosure.

On July 1, 2019 cbdMD, Inc. issued a press release announcing the appointment of Mr. Coffman as co-Chief Executive Officer and the appointment of Ms. Dunayer as President of the company. A copy of this press release is furnished as Exhibit 99.1 to this report.

Pursuant to General Instruction B.2 of Form 8-K, the information in this Item 7.01 of Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise be subject to the liabilities of that section, nor is it incorporated by reference into any filing of cbdMD, Inc. under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)
Exhibits.
		Incorporated by Reference			Filed or Furnished Herewith
No.	Exhibit Description	Form	Date Filed	Number

99.1	Press release dated July 1, 2019				Furnished

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.'

cbdMD, Inc.

Date: July 1, 2019	By:	/s/ Mark S. Elliott
Mark S. Elliott
Chief Financial Officer and Chief Operating Officer